EXHIBIT 12

                            GENERAL ELECTRIC COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES

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


(Dollars in millions)                                        Three months ended
                                                                 March 31, 1997
                                                            -------------------
GE except GECS
"Earnings" <F1>                                                          $2,257
Less:  Equity in undistributed earnings
             of General Electric Capital
             Services, Inc. <F2>                                           (454)
Plus:  Interest and other financial
             charges included in expense                                    158
          One-third of rental expense  <F3>                                  43
                                                                         ------
Adjusted "earnings"                                                      $2,004
                                                                         ======

Fixed Charges:
  Interest and other financial charges                                     $158
  Interest capitalized                                                        6
  One-third of rental expense  <F3>                                          43
                                                                         ------
Total fixed charges                                                        $207
                                                                         ------
Ratio of earnings to fixed charges                                         9.68
                                                                         ======

General Electric Company and consolidated affiliates

"Earnings" <F1>                                                          $2,614
Plus:  Interest and other financial
             charges included in expense                                  1,945
         One-third of rental expense   <F3>                                  92
                                                                         ------
Adjusted "earnings"                                                      $4,651
                                                                         ======


Fixed Charges:
  Interest and other financial charges                                   $1,945
  Interest capitalized                                                       18
  One-third of rental expense  <F3>                                          92
                                                                         ------
Total fixed charges                                                      $2,055
                                                                         ======
Ratio of earnings to fixed charges                                         2.26
                                                                         ======


<F1> Earnings before income taxes and minority interest.
<F2> Earnings after income taxes, net of dividends.
<F3> Considered to be representative of interest factor in rental expense.

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